Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the shareholder of Vincent Group Limited

Birkirkara, Malta

We have audited the consolidated financial statements of Vincent Group Limited (formerly Vincent Group p.l.c.) and its subsidiaries which comprise the consolidated statements of financial position as of December 31, 2020 and 2019, and the consolidated income statements, consolidated statements of changes in equity, consolidated statements of cash flows for the years then ended and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vincent Group Limited and its subsidiaries as of December 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the IASB.

/s/ Grant Thornton

GRANT THORNTON

Certified Public Accountants

Birkirkara, Malta

05 August 2021

Vincent Group Limited (formerly Vincent Group p.l.c.)

Consolidated Income Statements

For the years ended 31 December 2020 and 2019

(in thousand Euros)

	Notes	2020	2019

Revenue	Note 7	29,586	19,712
Cost of services	Note 8	9,689	8,226
Gross profit		19,897	11,486
Other operating (income) expenses	Note 9	1,680	650
Marketing expenses	Note 10	5,604	8,751
Personnel and other administrative expenses	Note 11	9,754	10,204
Depreciation, amortisation and impairment losses	Note 15, Note 16	430	436
Operating profit (loss)		2,429	(8,555)
Financial expense – net		91	86
Profit (loss) before income tax	Note 12	2,338	(8,641)
Income tax		—	—
Net profit (loss) for the year		2,338	(8,641)

The accompanying notes are an integral part of these consolidated financial statements.

Vincent Group Limited (formerly Vincent Group p.l.c.)

Consolidated Statements of Financial Position

As at 31 December 2020 and 2019

(in thousand Euros)

	Notes	31.12.2020	31.12.2019
ASSETS
Current Assets
Cash and cash equivalents	Note 13	15,256	12,117
Receivables and prepayments	Note 14	1,253	668
Total Current Assets		16,509	12,785
Non-current Assets
Receivables and prepayments	Note 14	59	46
Property, plant and equipment	Note 15	522	750
Intangible assets	Note 16	749	290
Total Non-current Assets		1,330	1,086
TOTAL ASSETS		17,839	13,871

LIABILITIES AND EQUITY
Current Liabilities
Payables	Note 17	6,887	6,258
Total Current Liabilities		6,887	6,258
Non-current Liabilities
Payables	Note 17	189	326
Total Non-current Liabilities		189	326
Total Liabilities		7,076	6,584
Equity
Issued share capital	Note 18	219	197
Share premium	Note 18	18,635	12,484
Prepayments for Shares	Note 18	1,000	6,112
Reserve for Share Options	Note 11	546	469
Other reserve		14,998	14,998
Accumulated deficit		(26,973)	(18,332)
Net profit (loss) for the year attributable to Holding Company		2,338	(8,641)
Total Equity		10,763	7,287
TOTAL LIABILITIES AND EQUITY		17,839	13,871

The accompanying notes are an integral part of these consolidated financial statements.

Vincent Group Limited (formerly Vincent Group p.l.c.)

Consolidated Statements of Changes in Equity

For the years ended 31 December 2020 and 2019

(in thousand Euros)

	Attributable to owners of the Holding Company
	Share Capital	Share premium	Convertible loan	Prepayments for shares	Reserve for share options	Other reserve	Accumulated deficit	Total	Non-controlling interests	Total equity
31.12.2018	51	1,983	4,000	—	—	11,028	(15,188)	1,874	1,268	3,142
Net loss for the year	—	—	—	—	—	—	(8,641)	(8,641)	—	(8,641)
Share issue	146	10,501	(4,000)	—	—	3,970	(3,144)	7,473	(1,268)	6,205
Share options reserve	—	—	—	—	469	—	—	469	—	469
Prepayments for shares	—	—	—	6,112	—	—	—	6,112	—	6,112
31.12.2019	197	12,484	—	6,112	469	14,998	(26,973)	7,287	—	7,287
Net profit for the year	—	—	—	—	—	—	2,338	2,338	—	2,338
Share issue	22	6,151	—	(6,112)	—	—	—	61	—	61
Share options reserve	—	—	—	—	77	—	—	77	—	77
Prepayments for shares	—	—	—	1,000	—	—	—	1,000	—	1,000
31.12.2020	219	18,635	—	1,000	546	14,998	(24,635)	10,763	—	10,763

The accompanying notes are an integral part of these consolidated financial statements.

Vincent Group Limited (formerly Vincent Group p.l.c.)

Consolidated Statements of Cash Flows

For the years ended 31 December 2020 and 2019

(in thousand Euros)

	Notes	2020	2019
Cash flows from operating activities
Net profit (loss) for the year		2,338	(8,641)
Adjustments:
Depreciation, amortisation and impairment loss	Note 15, Note 16	430	436
Finance expense – net		91	86
Other adjustments		77	139
Unrealised operating loss on exchange		8	7
Changes in working capital:
Increase in receivables and prepayments	Note 14	(599)	(495)
Increase in payables	Note 17	522	1,684
Net cash generated from (used in) operating activities		2,867	(6,784)

Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	Note 15, Note 16	(564)	(319)
Net cash used in investing activities		(564)	(319)

Cash flows from financing activities
Other financing received from investors		1,061	12,648
Repayment of lease liabilities		(135)	(123)
Interest paid on lease liabilities		(19)	(19)
Net cash generated from financing activities		907	12,506

Net change in cash and cash equivalents		3,210	5,403
Cash and cash equivalents at beginning of year		12,117	6,788
Effect of exchange rate changes in cash and cash equivalents		(71)	(74)
Cash and cash equivalents at end of year	Note 13	15,256	12,117

The accompanying notes are an integral part of these consolidated financial statements.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 1.	General Information

Vincent Group Limited, formerly Vincent Group p.l.c. (“the Holding Company”) is a public limited liability company incorporated on 02 July 2018 and domiciled in Malta, with registration number C 87038. The Holding Company’s registered office is Fort Business Centre, Level 2, Triq L-Intornjatur, Zone 1, Central Business District, Birkikara, CBD 1050, Malta.

On 16 November 2020 GAN Limited, a leading business-to-business supplier of internet gaming software-as-a-service solutions primarily to the U.S. land-based casino industry, announced the signing of a definitive share exchange agreement to acquire Vincent Group Limited. The transaction closed on 1 January 2021. Following this acquisition, the company became a single-member private company pursuant to Article 212(1) of the Companies Act, Cap 386.

On 7 April 2021, the company has been converted from public limited liability company to a private exempt limited liability company. Consequently, the company changed its name from Vincent Group p.l.c to Vincent Group Limited.

These consolidated financial statements comprise the Holding Company and its subsidiaries (together referred to as the “Group”). The Group is primarily involved in remote gaming operations, in particular online sports betting, casino games and poker, via companies holding gaming licences in several jurisdictions.

Note 2.	Statement of compliance with International Financial Reporting Standards (IFRS) and going concern assumption

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (IASB) and as adopted by the European Union (EU), and in accordance with the Companies Act, Cap 386. They have been prepared under the assumption that the Group operates on a going concern basis.

Note 3.	Summary of significant accounting principles

3.1	BasIs of preparation

The Group’s financial statements have been prepared on an accrual basis and under the historical cost convention.

3.2	FOREIGN CURRENCY TRANSLATION

FUNCTIONAL AND PRESENTATION CURRENCY

The consolidated financial statements are presented in Euro, which is also the Holding Company’s and the Group’s functional currency.

FOREIGN CURRENCY TRANSACTIONS AND BALANCES

Foreign currency transactions are translated into the functional currency of the respective Group entity, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year-end exchange rates are recognised in profit or loss.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Gaming transactions in foreign currencies are translated into Euro at the daily commercial rate, all other transactions in foreign currencies are translated into Euro at the exchange rates fixed by the European Central Bank (ECB). Gains and losses on exchange incurred in the payment of such transactions are recognised in the consolidated income statement as other operating income or other operating expenses.

Receivables and liabilities related to operations in foreign currency are valued at the rate of ECB prevailing at the reporting date. Exchange rate differences arising on conversion are recognised in the consolidated income statement as other operating income or other operating expenses.

Exchange gains and losses attributable to loans and cash and cash equivalents are recognised in the consolidated income statement as financial income or expenses.

Non-monetary items are not retranslated at year-end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

3.3	Basis of consolidation

The Group’s financial statements consolidate those of the Holding Company and all of its subsidiaries as of 31 December 2020. All subsidiaries have a reporting date of 31 December.

Subsidiaries include all entities under the control of the Group. The Group controls the entity, if it receives or is entitled to variable profits arising from its role in the entity and the Group can influence the amount of profit by exerting influence over the entity.

Subsidiaries are consolidated in the financial statements from the date of acquiring control until the date at which control ceases. The financial figures of the parent company and the subsidiaries have been consolidated on a line-by-line basis in the consolidated annual financial statements. All transactions and balances between Group companies are eliminated on consolidation, including unrealised gains and losses on transactions between Group companies. Where unrealised losses on intra-group asset sales are reversed on consolidation, the underlying asset is also tested for impairment from a group perspective. Amounts reported in the financial statements of subsidiaries have been adjusted where necessary to ensure consistency with the accounting policies adopted by the Group.

Profit or loss of subsidiaries acquired or disposed of during the year are recognised from the effective date of acquisition, or up to the effective date of disposal, as applicable.

The Group attributes profit or loss of subsidiaries between the owners of the parent and the non-controlling interests based on their respective ownership interests.

All Group companies use uniform accounting policies.

3.4	Business Combination

The Group uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are initially measured at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Group makes an election whether to recognise any non-controlling interest in the acquiree at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. From the date of acquisition, the revenue and expenses of the acquired entity are reported in the consolidated income statement of the Group and goodwill is reported in the consolidated statement of financial position of the Group.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

The excess of the consideration transferred, the amount of any non-controlling interests in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If this is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the consolidated income statement.

Goodwill is subsequently measured at its cost less any impairment losses. Goodwill arising in a business combination is not amortised. Instead, an impairment test is carried out once a year.

If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the consolidated income statement.

Information about the subsidiaries is provided in Note 6.

3.5	Investment in subsidiaries

Investment in subsidiaries is included in the Holding Company’s statement of financial position at cost less any impairment loss that may have arisen. Income from investments is recognised only to the extent of distributions received by the Holding Company from post-acquisition profits. Distributions received in excess of such profits are regarded as a recovery of the investment and are recognised as a reduction of the cost of the investment.

At the end of each reporting period, the Holding Company reviews the carrying amount of its investment in subsidiaries to determine whether there is any indication of impairment and, if any such indication exists, the recoverable amount of the investment is estimated. An impairment loss is the amount by which the carrying amount of an investment exceeds its recoverable amount. The recoverable amount is the higher of fair value less costs to sell and value in use. An impairment loss that has been previously recognised is reversed if the recoverable amount of the investment exceeds its carrying amount.

An impairment loss is reversed only to the extent that the carrying amount of the investment does not exceed the carrying amount that would have been determined if no impairment loss had been previously recognised. Impairment losses and reversals are recognised immediately in the profit or loss.

3.6	Revenue Recognition

Revenue arises primary from online gaming services measured by reference to the fair value of consideration received or receivable by the Group for services rendered.

Revenue from transactions with customers is recognised when control of the Group’s services is transferred to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those services.

The Group evaluates all arrangements it enters into and evaluates the nature of the promised goods or services, and rights and obligations under the arrangement, in determining the nature of its performance obligations. Where such performance obligations are capable of being distinct and are distinct in the context of the contract, the consideration the Group expects to be entitled under the arrangement is allocated to each performance obligation based on their relative stand-alone selling prices. Revenue is recognised at an amount equal to the transaction price allocated to the specific performance obligation when it is satisfied, either at a point in time or over time, as applicable, based on the pattern of transfer of control.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

In relation to fixed odds betting activities carried out by the Group, when a wager is placed by a punter of such activities, the pay-out is typically known at the outset. The fixed odds wagering contracts meet the definition of a financial instrument under IFRS 9 Financial instruments and these are excluded from the scope of IFRS 15 Revenue from Contracts with Customers. However, the impact on revenue recognition and financial statements of the Group in general is neutral regardless of standard being used for revenue classification.

Interest income is recognised on an accrual basis using the effective interest method, unless collectability is in doubt.

Revenue from Gaming Operations

Revenue from toto (Sportsbook) is reported net after deduction of players winnings and customer bonuses. Revenue from toto bets is recognised when the outcome of the event is known.

Revenue from games of chance (casino games) is reported net after deduction of winnings, jackpot contribution and customer bonuses.

Revenue from poker is reported as rake, less tournament costs and customer bonuses.

3.7	Expense Recognition

Expenses are recognized in the consolidated income statement upon utilisation of the service or as incurred.

3.8	employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

Group-Wide share option programme

In 2015 the Group introduced a share options programme that entitles employees, service providers and members of the management of the Group companies to acquire shares of the parent company. The share options granted are recognised as equity-settled consideration for services rendered to the Group. Due to complexity of determining the fair value of services received, the fair value of the services rendered by the employees and service providers is measured as the fair value of the equity instruments granted. Share option contracts are recognised as employee expense with a corresponding increase in other reserves of equity over the period in which the services are provided until the date of vesting of equity instruments.

At each reporting date, the Group reviews accumulated expenses related to share-based payments based on an estimate of the number of equity instruments expected to vest. Any change in the expense is recognised in profit or loss for the period. Information about the share option is provided in Note 11.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

3.9	financial instruments

Recognition and derecognition

Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the financial instrument.

Financial assets are derecognised when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and substantially all the risks and rewards are transferred. A financial liability is derecognised when it is extinguished, discharged, cancelled or expires.

Classification and initial measurement of financial assets

Except for those trade receivables that do not contain a significant financing component and are measured at the transaction price in accordance with IFRS 15, all financial assets are initially measured at fair value adjusted for transaction costs (where applicable).

Financial assets, other than those designated and effective as hedging instruments, are classified into the following categories:

●	amortised cost

●	fair value through profit or loss (FVTPL)

●	fair value through other comprehensive income (FVOCI).

In the years presented the Group does not have any financial assets categorised as FVTPL and FVOCI. The classification is determined by both:

●	the entity’s business model for managing the financial asset

●	the contractual cash flow characteristics of the financial asset.

All income and expenses relating to financial assets that are recognised in profit or loss are presented within financial income or financial expense.

Subsequent measurement of financial assets

Financial assets at amortised cost

Financial assets are measured at amortised cost if the assets meet the following conditions (and are not designated as FVTPL):

●	they are held within a business model whose objective is to hold the financial assets and collect its contractual cash flows; and,

●	the contractual terms of the financial assets give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding.

After initial recognition, these are measured at amortised cost using the effective interest method. Discounting is omitted where the effect of discounting is immaterial. The Group’s cash and cash equivalents and other receivables fall into this category of financial instruments.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Impairment of financial assets

IFRS 9’s impairment requirements use forward-looking information to recognise expected credit losses – the ‘expected credit loss (ECL) model’. Instruments within the scope of the requirements included loans and other debt-type financial assets measured at amortised cost and FVOCI, trade receivables, contract assets recognised and measured under IFRS 15 and loan commitments and some financial guarantee contracts (for the issuer) that are not measured at FVTPL.

The Group considers a broad range of information when assessing credit risk and measuring expected credit losses, including past events, current conditions, reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

In applying this forward-looking approach, a distinction is made between:

●	financial instruments that have not deteriorated significantly in credit quality since initial recognition or that have low credit risk (‘Stage 1’) and

●	financial instruments that have deteriorated significantly in credit quality since initial recognition and whose credit risk is not low (‘Stage 2’).

‘Stage 3’ would cover financial assets that have objective evidence of impairment at the reporting date.

‘12-month expected credit losses’ are recognised for the first category while ‘lifetime expected credit losses’ are recognised for the second category.

Trade and other receivables

The Group makes use of a simplified approach in accounting for trade and other receivables and records the loss allowance as lifetime expected credit losses. These are the expected shortfalls in contractual cash flows, considering the potential for default at any point during the life of the financial instrument. In calculating, the Group uses its historical experience, external indicators and forward-looking information to calculate the expected credit losses using a provision matrix.

The Group assesses impairment of trade receivables on a collective basis as they possess shared credit risk characteristics they have been grouped based on the days past due.

Classification and measurement of financial liabilities

The Group’s financial liabilities include payables and lease liabilities (except tax liabilities).

Financial liabilities are initially measured at fair value, and, where applicable, adjusted for transaction costs unless the Group designated a financial liability at fair value through profit or loss.

Subsequently, financial liabilities are measured at amortised cost using the effective interest method.

All interest-related charges and, if applicable, changes in an instrument’s fair value that are reported in profit or loss are included within financial income or financial expense.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

DERIVATIVE FINANCIAL INSTRUMENTS

Transactions in which the company takes a position against its punters are classified as derivative financial instrument measured at fair value subsequent to initial recognition. Changes of fair value of such instruments are recognised in profit or loss in accordance with IFRS 9 Financial Instruments. Online gaming transactions not yet concluded by the reporting date (“open bets”) are measured at fair value and presented within financial liabilities.

3.10	Cash and Cash Equivalents

Cash and cash equivalents comprise cash at hand, bank account balances and service provider balances, and term deposits with maturity of three months or less. Cash overdrafts are recognised as liabilities.

STATEMENT OF Cash FlowS

Cash flows from operating activities are presented using indirect method and profit (loss) before tax is used as a starting point. Cash flows from investing and financing activities are shown using the direct method. Equity contributions are reflected in the statement of cash flows as such after the entry in the register is done.

3.11	Property, plant and Equipment

An item of property, plant and equipment is an asset used for provision of services or administrative purposes over a period longer than one year. Items of property, plant and equipment are initially recognised at acquisition cost, including any costs directly attributable to bringing the assets to the location and condition necessary for them to be capable of operating in the manner intended by the Group’s management. They are subsequently measured at cost less subsequent depreciation and impairment losses. Subsequent expenditure is capitalised only if it is probable that future economic benefits will flow. Other repair and maintenance costs are recognised as expenses at the time they are incurred.Depreciation is calculated using the straight-line method over the estimated useful lives:

●	Machinery and equipment 2 - 5 years.

If an item of property, plant and equipment consists of significant parts that have different useful lives, then the parts are accounted for separately and assigned depreciation rates that correspond to their useful lives. In the case of right-of-use assets, expected useful lives are determined by reference to comparable owned assets or the lease term, if shorter.

At each reporting date, the validity of applied depreciation rates, the depreciation method and the residual values applicable to assets are assessed.

Items of property, plant and equipment are derecognised on disposal or when no future economic benefits are expected from their use or disposal. Gains or losses arising from derecognition of items of property, plant and equipment are included either within “other operating income” or “depreciation, amortisation and impairment loss” in the consolidated income statement.

3.12	Intangible Assets

Initial recognition

internally developed software

Expenditure on the research phase of projects to develop new customised software is recognised as an expense as incurred.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Costs that are directly attributable to a project’s development phase are recognised as intangible assets, provided they meet the following recognition requirements:

●	the development costs can be measured reliably
●	the project is technically and commercially feasible
●	the Group intends to and has sufficient resources to complete the project
●	the Group has the ability to use or sell the software
●	the software will generate probable future economic benefits.

Development costs not meeting these criteria for capitalisation are expensed as incurred.

Directly attributable costs include employee costs incurred on software development along with an appropriate portion of relevant overheads and borrowing costs.

The Group capitalised development costs in the amount 577 during 2020 (2019: 0).

Subsequent measurement

All finite-lived intangible assets, including capitalised internally developed software, are accounted for using the cost model whereby capitalised costs are amortised on a straight-line basis over their estimated useful lives. Residual values and useful lives are reviewed at each reporting date. In addition, they are subject to impairment testing as described in Note 3.13.

The following useful lives are applied:

●	Computer software 2 - 5 years
●	Licenses and trademarks 2 - 10 years.

Any capitalised internally developed software that is not yet complete is not amortised but is subject to impairment testing as described in Note 3.13.

Amortisation has been included within depreciation in the consolidated income statement.

Subsequent expenditures on the maintenance of computer software, licenses and trademarks are expensed as incurred.

When an intangible asset is disposed of, the gain or loss on disposal is determined as the difference between the proceeds and the carrying amount of the asset and is recognised in profit or loss within other income or other expenses.

3.13	Impairment of Non-Financial Assets

For impairment assessment purposes, assets are grouped at the lowest levels for which there are largely independent cash inflows (cash-generating units). As a result, some assets are tested individually for impairment and some are tested at cash-generating unit level.

Cash-generating units to which goodwill has been allocated (determined by the Group’s management as equivalent to its operating segments) are tested for impairment at least annually. All other individual assets or cash-generating units are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

An impairment loss is recognised for the amount by which the asset’s (or cash-generating unit’s) carrying amount exceeds its recoverable amount, which is the higher of fair value less costs of disposal and value-in-use. To determine the value-in-use, management estimates expected future cash flows from each cash-generating unit and determines a suitable discount rate in order to calculate the present value of those cash flows. The data used for impairment testing procedures are directly linked to the Group’s latest approved budget, adjusted as necessary to exclude the effects of future reorganisations and asset enhancements. Discount factors are determined individually for each cash-generating unit and reflect current market assessments of the time value of money and asset-specific risk factors.

Impairment losses for cash-generating units reduce first the carrying amount of any goodwill allocated to that cash-generating unit. Any remaining impairment loss is charged pro rata to the other assets in the cash-generating unit.

All assets are subsequently reassessed for indications that an impairment loss previously recognised may no longer exist. An impairment loss is reversed if the asset’s or cash-generating unit’s recoverable amount exceeds its carrying amount.

3.14	Leases

For any new contracts entered into on, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Group recognises a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is measured at cost, which is made up of the initial measurement of the lease liability, any initial direct costs incurred by the Group, an estimate of any costs to dismantle and remove the asset at the end of the lease, and any lease payments made in advance of the commencement date (net of any incentives received).The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;
●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
●	amounts expected to be payable under a residual value guarantee; and
●	the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

On the statement of financial position, right-of-use assets have been included in property, plant and equipment (Note 15) and lease liabilities have been included in payables (Note 17).

Short-term leases and leases of low-value assets

The Group has elected not to recognise right-of-use assets and lease liabilities for leases of low-value assets and short-term leases, including IT equipment. The Group recognises the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

3.15	PRovisions and COntingent Liabilities

A provision for liability is recognised when there is a present obligation (legal or constructive) as a result of a past event, it is probable that a future outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Restructuring provisions are recognised only if a detailed formal plan for the restructuring has been developed and implemented, or management has at least announced the plan’s main features to those affected by it. Provisions are not recognised for future operating losses.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Provisions are discounted to their present values, where the time value of money is material.

All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Any reimbursement that the Group is virtually certain to collect from a third party with respect to the obligation is recognised as a separate asset. However, this asset may not exceed the amount of the related provision.

No liability is recognised if an outflow of economic resources as a result of present obligations is not probable. Such situations are disclosed as contingent liabilities unless the outflow of resources is remote.

Contingent liabilities are obligations whose settlement is not probable or the amount of accompanying expenditure of which cannot be measured with sufficient reliability, but that in certain circumstances may become obligations, are disclosed as contingent liabilities in the notes to the financial statements.

3.16	Corporate Income Tax

The income tax expense or credit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. However, deferred tax is not provided on the initial recognition of goodwill, or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit. Deferred tax on temporary differences associated with investments in subsidiaries is not provided if reversal of these temporary differences can be controlled by the Group and it is probable that reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realisation, provided they are enacted or substantively enacted by the end of the reporting period.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Deferred tax assets are recognised to the extent that it is probable that they will be able to be utilised against future taxable income. Deferred tax liabilities are always provided for in full.

Changes in deferred tax assets or liabilities are recognised as a component of tax income or expense in profit or loss, except where they relate to items that are recognised in other comprehensive income or directly in equity, in which case the related deferred tax is also recognised in other comprehensive income or equity, respectively.

3.17	equity

Share capital represents the nominal value of shares that have been issued. Share premium includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related income tax benefits.

Accumulated losses include current and prior year results as disclosed in the consolidated income statement.

Note 4.	Significant management judgement in applying accounting policies and estimation uncertainty

In preparing these consolidated financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

Significant management judgements

The following are the judgements made by management in applying the accounting policies of the Group that have the most significant effect on the financial statements.

Capitalisation of internally developed software

Distinguishing the research and development phases of a new customised software project and determining whether the recognition requirements for the capitalisation of development costs are met requires judgement. After capitalisation, management monitors whether the recognition requirements continue to be met and whether there are any indicators that capitalised costs may be impaired.

Estimation uncertainty

Information about estimates and assumptions that may have the most significant effect on recognition and measurement of assets, liabilities, income and expenses is provided below. Actual results may be substantially different.

Impairment of non-financial assets

In assessing impairment, management estimates the recoverable amount of each asset or cash-generating unit based on expected future cash flows and uses an interest rate to discount them. Estimation uncertainty relates to assumptions about future operating results and the determination of a suitable discount rate.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Useful lives of depreciable assets

Management reviews its estimate of the useful lives of depreciable assets at each reporting date, based on the expected utility of the assets. Uncertainties in these estimates relate to technological obsolescence that may change the utility of certain software and machinery and equipment.

Business combination

Management uses valuation techniques when determining the fair values of certain assets and liabilities acquired in a business combination (see Note 3.4). In particular, the fair value of contingent consideration is dependent on the outcome of many variables including the acquirees’ future profitability.

LEASES – ESTIMATING THE INCREMENTAL BORROWING RATE

The Group cannot readily determine the interest rate implicit in the lease, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Group ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the IBR using observable inputs (such as market interest rates) when available and is required to make certain entity-specific estimates (such as the Group’s stand-alone credit rating).

EFFECTS OF COVID 19 PANDEMIC

In view of the developments pertaining to the Covid-19 pandemic that occurred during the current reporting period, the directors have prepared budgets and projections to assess the impact that the pandemic has, and might have on the profitability, liquidity and going concern of the Group in the future.

During 2020, these events have had a significant impact on the general economy, however operating and forecasted results show that the industry in which the Group operates has been and will continue to be resilient to any negative impact being experienced by the general economy. The results for the year ending 31 December 2021 are not expected to be negatively impacted. With the available business outlook in hand, the directors consider the going concern assumption in the preparation of the financial statements as appropriate as at the date of authorisation. They also believe that no material uncertainty that may cast significant doubt about the Group’s ability to continue as a going concern exists at that date.

All the necessary adjustments arising from the uncertainties brought about by the pandemic have been made in the current reporting period ended 31 December 2020.

Note 5.	Changes in significant accounting principles

New standards and interpretation adopted as at 1 january 2020

Some accounting pronouncements which have become effective from 1 January 2020 and have therefore been adopted do not have a significant impact on the the Group’s financial results or position. Accordingly, the Group has made no changes to its accounting policies in 2020.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Other Standards and amendments that are effective for the first time in 2020 and could be applicable to the the Group are:

●	Definition of a Business (Amendments to IFRS 3)
●	Definition of Material (Amendments to IAS 1 and IAS 8)
●	Interest Rate Benchmark Reform (Amendments to IFRS 9, IAS 39 and IFRS 7)
●	Amendments to Refences to the Conceptual Framework (Various Standards)
●	COVID-19 Rent Related Concessions (Amendments to IFRS 16)

These amendments do not have a significant impact on these financial statements and therefore no additional disclosures have not been made.

Standards, amendments and Interpretations to existing Standards that are not yet effective and have not been adopted early by the group

At the date of authorisation of these financial statements, several new, but not yet effective, standards, amendments to existing standards, and interpretations have been published by the IASB. None of these standards, amendments or interpretations have been adopted early by the Group.

Management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement. New standards, amendments and interpretations have not been disclosed as they are not expected to have a material impact on the Group’s consolidated financial statements.

Note 6.	Investment in subsidiaries

Vincent Group Limited has the following subsidiaries:

Name	Location	Registry code	Area of Activity	Ownership 31.12.2020	Ownership 31.12.2019	Year acquired/ founded
StayCool OÜ	Estonia	12814989	Remote gaming operations	100%	78.16%	2015
Polar Limited	Malta	C 87805	Remote gaming operations	100%	100%	2018
DoubleSpin Ltd	Guernsey	65253	Marketing services	100%	100%	2018
VG Estonia OÜ	Estonia	14591789	Ancillary Services	100%	100%	2018
SureWin Limited	Malta	C 94473	Intellectual property management	100%	0%	2020
CheckBox Limited	Malta	C 94969	Intellectual property management	100%	0%	2020
OutPay Limited	Malta	C 95218	Ancillary Services	100%	0%	2020

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 7.	Revenue

	2020	2019
Sportsbook	14,781	9,624
Casino	13,460	9,311
Poker	1,345	777
Total revenue	29,586	19,712

Note 8.	Cost of services

	2020	2019
Payment fees	4,838	3,323
Other services	3,570	3,570
Gaming duties	1,281	1,333
Total cost of services	9,689	8,226

Note 9.	Other Operating (Income) Expenses

	2020	2019
Loss from foreign currency transactions	1,685	670
Other	(5)	(20)
Total other operating (income) expenses	1,680	650

Note 10.	Marketing expenses

	2020	2019
Social media and other online advertising	3,755	6,249
Sponsorship and donations	724	322
Prizes, gifts and representation	574	1,156
Other	551	1,024
Total marketing expenses	5,604	8,751

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 11.	Personnel and other administrative expenses

	2020	2019
Salaries and remuneration	4,538	4,115
Social security and other local taxes	1,632	1,612
Other consultancy	2,428	2,541
Leases	39	146
Miscellaneous office expenses	82	64
Travel costs	30	192
Trademark, Domain, Licenses	213	205
Servers rent and data communication	297	225
Representation, gifts and fringe benefits	81	275
Utilities	73	86
Audit and legal advice	572	338
Cost of Share Options	77	139
Other	269	266
Internally generated software capitalization	(577)	—
Total personnel and other administrative expenses	9,754	10,204

Number of employees	2020	2019
Average number of full-time employees	170	113

Share Options Programme

The Group has share option programme that entitles employees, service providers and members of the board to purchase shares of the Holding Company.

The vesting condition is in general two years of employment or service relationship from grant date, while share option can be exercised after three years from the grant date. Each option entitles to 1 ordinary share, and contractual life of options is 5 years after the grant date. The fair value of underlying asset is estimated to be equal to the share price during most recent share issue in the Holding Company.

Options are granted with an exercise price between €0.03 and €9.5 per share. For each participant in the programme, the exercise price and amount of options granted are determined by the management board of the Holding Company.

The number of share options and weighted average exercise prices are as follows:

	Number of options	Weighted average exercise price
Outstanding 01 January 2020	515,200	EUR 1.01
Granted during 2020	55,000	EUR 9.50
Cancelled during 2020	(7,000)	EUR 8.75
Exercised during 2020	(274,200)	EUR 1.00
Outstanding 31 December 2019	289,000	EUR 7.57

Share option reserve in equity was 546 as at 31 December 2020 (2019: 469). Expenses recognised from share options granted was 77 in 2020 (2019: 139).

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 12.	PROFIT (Loss) before income tax

The profit (loss) before income tax is stated after charging:

	2020	2019
Depreciation, amortisation and impairment losses	(430)	(436)
Net exchange differences	(1,757)	(738)

The analysis of the amounts that are payable to the auditors and that are required to be disclosed is as follows:

●	Total remuneration of the Holding Company’s auditors in respect of the audit of the consolidated financial statements amounted to 26 (2019: 17).
●	The remuneration of the other auditors in respect of the audits of the undertakings included in the consolidated financial statements amounted to 12 (2019: 10).
●	Other fees payable to the Holding Company’s auditors for non-audit services amounted to 86 (2019: 53).

INCOME TAX

The relationship between the expected tax expense based on the effective tax rate of the Group at 5% (2019: 35%) and the actual tax expense recognised in the consolidated income statement can be reconciled as follows:

	2020	2019
Profit (loss) before tax	2,338	(8,641)
Tax rate in Malta:	5%	35%
Expected tax credit	117	(3,024)
Tax effect of:
Non-deductible expenses	65	39
Non-taxable income	(11)	—
Loss on write offs	—	26
Deferred tax asset not recognised	(302)	1,348
Flat rate foreign tax credit	—	(1)
Different tax rates of subsidiaries	131	1,612
Actual tax expense	—	—

On 31 December 2020, Vincent Group elected to be treated as one single taxpayer and allowing the parent company, Vincent Group Limited, to opt that its Malta subsidiaries and itself will form a fiscal unit, where the parent company would be considered as the “principal taxpayer” of the fiscal unit, and the chargeable income of the members of the fiscal unit would be taxable solely in the hands of such principal taxpayer. Therefore, the company became the taxpayer of a fiscal unit. The fiscal unit was applied and formed on 31 May 2021.

Note 13.	Cash and cash equivalents

	31.12.2020	31.12.2019
Cash at banks and with payment service providers	15,256	12,117
Total cash and cash equivalents	15,256	12,117

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 14.	Receivables and prepayments

	31.12.2020	Allocation by maturity
		Within 12 months	1-5 years
Tax receivables and prepayments	180	180	—
Other receivables	374	374	—
Prepayments	758	699	59
Total receivables and prepayments	1,312	1,253	59

	31.12.2019	Allocation by maturity
		Within 12 months	1-5 years
Tax receivables and prepayments	94	94	—
Other receivables	39	39	—
Prepayments	581	535	46
Total receivables and prepayments	714	668	46

Note 15.	Property, plant and equipment

	Machinery and equipment	Prepayments	Right-of-use asset	Total
Cost at 31.12.2018	267	85	—	352
Accumulated amortization at 31.12.2018	(128)	—	—	(128)
Carrying amount at 31.12.2018	139	85	—	224
Acquisitions	185	—	579	764
Amortization	(133)	—	(102)	(235)
Disposals at carrying amount	(3)	—	—	(3)
Re-classification	85	(85)	—	—
Cost at 31.12.2019	490	—	579	1,069
Accumulated amortization at 31.12.2019	(217)	—	(102)	(319)
Carrying amount at 31.12.2019	273	—	477	750
Acquisitions	51	—	—	51
Amortization	(142)	—	(137)	(279)
Cost at 31.12.2020	518	—	579	1,097
Accumulated amortization at 31.12.2020	(336)	—	(239)	(575)
Carrying amount at 31.12.2020	182	—	340	522

Additional information about right-of-use asset is disclosed in the Note 19.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 16.	Intangible assets

	Computer software	Concessions, patents, licenses, trademarks	Prepayments	Total
Cost at 31.12.2018	235	107	127	469
Accumulated depreciation at 31.12.2018	(76)	(38)	—	(114)
Carrying amount at 31.12.2018	159	69	127	355
Acquisitions	15	29	90	134
Depreciation	(54)	(51)	—	(105)
Disposals at carrying amount	(12)	—	(82)	(94)
Re-classification	—	83	(83)	—
Cost at 31.12.2019	230	219	52	501
Accumulated depreciation at 31.12.2019	(122)	(89)	—	(211)
Carrying amount at 31.12.2019	108	130	52	290
Acquisitions	610	—	—	610
Depreciation	(101)	(50)	—	(151)
Re-classification	30	22	(52)	—
Cost at 31.12.2020	867	242	—	1,109
Accumulated depreciation at 31.12.2020	(220)	(140)	—	(360)
Carrying amount at 31.12.2020	647	102	—	749

Note 17.	Payables

		Allocation by maturity
	31.12.2020	Within 12 months	1-5 years
Customer liability	4,399	4,399	—
Vendor and other payables	1,133	1,133	—
Employee payables	586	586	—
Lease liabilities	326	137	189
Financial liabilities	6,444	6,255	189
Tax payables	632	632	—
Total payables	7,076	6,887	189

	31.12.2019	Allocation by maturity
		Within 12 months	1-5 years
Customer liability	3,982	3,982	—
Vendor and other payables	1,122	1,122	—
Employee payables	469	469	—
Lease liabilities	456	130	326
Financial liabilities	6,029	5,703	326
Tax payables	555	555	—
Total payables and prepayments	6,584	6,258	326

Additional information about lease liabilities is disclosed in the Note 19.

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 18.	Share capital and share premium

The share capital of Vincent Group Limited (formerly Vincent Group p.l.c.) consists only of ordinary shares with a nominal value of EUR 0.025 each and with equal voting and dividends rights.

		31.12.2020		31.12.2019
	Number of shares	Nominal value	Number of shares	Nominal value
Shares issued and fully paid
Ordinary shares of EUR 0.025 each	8,779,770	219	7,860,160	197

Shares authorised
Ordinary shares of EUR 0.025 each	40,000,000	1,000	40,000,000	1,000

In June 2020 the share capital was increased by issue of 643,409 shares with nominal value of EUR 0.025 each and share premium of EUR 9.475 per share, where consideration was paid with cash contribution.

During second half of 2020, Vincent Group Limited has received 1,000 as a prepayment for shares, which planned to be issued during 2021.

Note 19.	Right of use Assets and Lease Liabilities

The Group leases office premises in Tallinn, and at the date of commencement a right-of-use asset and lease liability were recognised. Leases are included as a right-of-use asset in property, plant and equipment in the consolidated statement of financial position, with the exception of short-term leases (leases with an effected term of 12 months or less) and leases of low-value underlying assets. Variable lease payments which do not depend on an index or a rate (such as lease payments based on a percentage of Group sales) are excluded from the initial measurement of the lease liability and asset. The Group classifies its right-of-use assets in a consistent manner to its property, plant and equipment (see Note 15).

Leases generally impose a restriction that, unless there is a contractual right for the Group to sublet the asset to another party, the right-of-use asset can only be used by the Group. Leases are either non-cancellable or may only be cancelled by incurring a substantive termination fee. Leases contain an option to extend the lease for a further term. The Group is prohibited from lending or transferring the underlying leased asset. Upon termination, the right-of-use assets shall be returned to the lender in as good a condition as when received by the Group, except for reasonable wear and tear. The Group shall ensure that these assets are at all times kept in a good state of repair and return the properties in their original condition at the end of the lease. Further, the Group must insure items of property, plant and equipment and incur maintenance fees on such items in accordance with the lease contract.

Right-of-use assets	No of right-of-use assets leased	Remaining lease term	No of leases with extension options	No of leases with termination options
Office building	1	2,5 years	1	1

Lease liabilities are included in the statement of financial position as follows:

	Notes	31.12.2020	31.12.2019
Current lease liabilities	Note 17	137	130
Non-current lease liabilities	Note 17	189	326
Total lease liabilities		326	456

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

The lease liabilities are secured by the related underlying assets. Interest on lease liability was 19 during 2020 and is presented as financial expense.

Future minimum lease payments at 31 December 2020 were as follows:

	Not later than 1 year	Later than 1 year but not later than 5 years	Total
Lease payments	150	196	346
Finance charges	(13)	(7)	(20)
Net present values	137	189	326

Future minimum lease payments at 31 December 2019 were as follows:

	Not later than 1 year	Later than 1 year but not later than 5 years	Total
Lease payments	150	345	495
Finance charges	(20)	(19)	(39)
Net present values	130	326	456

The lease liability was initially measured at the present value of lease payments, discounted using the Group’s incremental borrowing rate of 5%.

Right-of-use assets related to leased properties are presented as property, plant and equipment as at 31 December 2020. The right-of-use assets are included in the same line item as where the corresponding underlying assets would be presented if they were owned. Book value of these properties at 31 December 2020 was 340 and depreciation during 2020 was 137 (Note 15).

Total cash outflow from leases for the year ended 31 December 2020 was 154 (2019: 143).

Lease payments not recognised as a liability

The Group has elected not to recognise a lease liability for short term leases (leases with and expected lease term of 12 months or less) or for leases of low value assets. Payments made under such leases are expensed on a straight -line basis.

The expense related to payments for short term leases not included in the measurement of lease liability amounted to 39 during 2020 (2019: 146) and is included in the ‘other administrative expenses’ in the consolidated income statement (see Note 11).

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Note 20.	Related party transactions

For the purposes of these consolidated financial statements, the following related parties were considered:

●	shareholders with significant influence;
●	key management personnel (Board members of all Group companies);
●	close family members of the above listed persons and companies under their control or significant influence. Significant influence is presumed to exist when the person has more than 20% of the voting power.

Remuneration of key management personnel during 2020 was 381 (2019: 442). This amount includes remuneration fees, which were accrued in 2020 but not paid out as at 31 December 2020. Severance payment for CEO in case of contract termination is equivalent to the three months’ remuneration.

Information about share options granted to Board members:

	Number of options	Weighted average exercise price
Outstanding share options 31.12.2020	16,500	EUR 8.44

Note 21.	Management of financial risks

The management of the Group brings the risks involved in the operation to an acceptable level proceeding from the requirements of the legislation, good practices in the area of operation and the internal principles for managing risks.

The Group does not actively engage in the trading of financial assets for speculative purposes nor does it write options. The Group is exposed to following financial risks: liquidity risk, credit risk and market risks (foreign currency risk, interest rate risk).

Liquidity Risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group performs regular cash level review to ensure that sufficient cash is available to meet obligations when they fall due. The Group keeps its cash in bank accounts and service providers’ accounts, therefore, cash is available on demand.

The Group had positive working capital in the amount of 9,622 as at 31 December 2020 (2019: 6,527).

The Group’s exposure to liquidity risk arises from its obligations to meet its financial liabilities, which comprise payables and lease liabilities (see Note 22). At 31 December 2020 and 2019, the financial liabilities have contractual maturities as stated in Note 17.

Credit Risk

The Group’s credit risk represents the risk that a financial loss may result in the event when a counterparty to a financial instrument, a trading partner or customers fail to meet their contractual obligations.

Transactions related to betting and gaming activities are mainly settled in advance. Credit risk of the Group is related to cash and cash equivalents and other financial assets. The carrying amount of financial assets represents the maximum credit exposure (see Note 22).

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Cash and cash equivalents amounting to 15,256 as at 31 December 2020 (2019: 12,117) are held with licensed local and foreign financial institutions and payment service providers. Management considers the probability of default on the financial assets to be close to zero and the amount calculated using the 12-month ECL model to be very insignificant. Therefore, no loss allowance has been recognised.

FOREIGN Currency risk

Currency risk arises from monetary financial instruments that are denominated in a foreign currency. The Group is mainly exposed to changes of following foreign currencies: Norwegian krone (NOK), Swedish krona (SEK), Chilian Peso (CLP), Canadian Dollar (CAD), Peruvian Sol (PEN) and United States dollar (USD). In order to hedge its exposure to the foreign exchange risk, the Group carries out settlements with the customers in the same currency in which the customer initiated the transaction and therefore the incoming and outgoing cash flows are in the same currency. In addition, the Group monitors exchange rate fluctuations and reacts accordingly.

Foreign currency denominated financial assets and liabilities, translated into Euro were as follows:

	NOK	SEK	USD	Other
At 31.12.2020
Financial assets	1,292	717	675	285
Financial liabilities	1,075	558	79	448
Total net exposure	217	159	596	(163)

At 31.12.2019
Financial assets	1,410	1,097	40	17
Financial liabilities	934	891	40	50
Total net exposure	476	206	—	(33)

The following table illustrates the sensitivity of results in regard to the Group’s financial assets and liabilities and the exchange rates, all other things being equal.

(ECB exchange rate change)	31.12.2020	31.12.2019
EUR/NOK	(6)%	1%
EUR/SEK	4%	(2)%
EUR/USD	(9)%	2%

These percentages have been determined based on the average market volatility in exchange rates in the previous 12 months. The sensitivity analysis is based on the Group’s foreign currency financial instruments at the end of the reporting year.

If the exchange rate changed as above, the impact on results would be as follows:

	2020	2019
EUR/NOK	(13)	5
EUR/SEK	6	(4)
EUR/USD	(52)	—

Vincent Group Limited (formerly Vincent Group p.l.c)

Notes to the Consolidated Financial Statements

(in thousand Euros, except share and per share amounts)

Interest Rate Risk

Interest rate risk arises on interest-bearing financial instruments recognized in the statement of financial position. The Group finances its operation from the owners’ equity and does not have any interest-bearing external loans. There are no investments in term deposits or other financial instruments affected by interest rates. Currently the impact of interest rate risk on the Group’s operations is insignificant.

Note 22.	Summary of financial assets and financial liabilities by category

The carrying amounts of the Group’s financial assets and financial liabilities as recognised at the end of the reporting periods under review may also be categorised below. See Note 3.9 for explanations about how the category of financial instruments affects their subsequent measurement.

	Notes	31.12.2020	31.12.2019
Financial assets
Amortised cost:
Cash and cash equivalents	Note 13	15,256	12,117
Other receivables	Note 14	374	39
Total		15,630	12,156

Financial liabilities
Amortised cost:
Customer liability	Note 17	4,399	3,982
Vendor and other payables	Note 17	1,133	1,122
Employee payables	Note 17	586	469
Lease liabilities	Note 17	326	456
Total		6,444	6,029

Note 23.	CAPITAL RISK MANAGEMENT

The Group considers borrowings and total equity as capital. The Group’s objectives when managing capital are:

●	to safeguard their ability to continue as a going concern so that they can continue to provide returns for shareholders and benefits for other stakeholders; and
●	to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, change the nominal value of shares, issue new shares or sell assets to reduce debt.

Note 24.	Post-reporting date events

No adjusting or other significant non-adjusting events have occurred between the end of the reporting and the date of authorisation by the board except for the matter disclosed in Notes 1 and 12.